================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             -------------------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933
                           COMMISSION FILE NO. 0-14278

                              MICROSOFT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         WASHINGTON                                          91-1144442
(State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)


                                ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
--------------------------------------------------------------------------------
              (Address of registrant's Principal Executive Offices)

             MICROSOFT CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                    ----------------------------------------
                               Robert A. Eshelman
                            Associate General Counsel
                                One Microsoft Way
                         Redmond, Washington 98052-6399
                                 (206) 882-8080
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                        Copies of all communications to:

                                 Richard B. Dodd
                            Christopher H. Cunningham
                              Preston Gates & Ellis
                          5000 Columbia Seafirst Center
                                701 Fifth Avenue
                                Seattle, WA 98104
                                 (206) 623-7580

 Title of each class                     Proposed maximum       Proposed maximum
 of securities to be    Amount to be    offering price per     aggregate offering         Amount of
      registered         registered*          share*                 price*          registration fee**
      ----------         -----------          ------                 ------          ------------------

    Common shares        10,000,000          $149.125            1,491,250,000           $514,224.14
      par value          ----------
       $.00005

         *Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on November 15, 1996, as reported on the Nasdaq Stock Market.

    The Exhibit Index appears after the Signature Page of this Registration
                                   Statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Microsoft Corporation 1997 Employee Stock Purchase Plan and its administrators are available without charge by contacting:

                               ESPP Administration
                              Microsoft Corporation
                                One Microsoft Way
                         Redmond, Washington 98052-6399
                                 (206) 882-8080

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Microsoft hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         (a) Microsoft's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or either the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for Microsoft's latest fiscal year for which such statements have been filed, or Microsoft's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for Microsoft's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Microsoft's document referred to in (a) above.

         (c) The description of Microsoft's common stock, which is contained in a Registration Statement of the Company filed on Form S-4, dated February 17, 1995.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Shares offered hereby will be passed upon for Microsoft by Preston Gates & Ellis, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis who have provided advice with respect to this matter in the aggregate own less than 50,000 Shares.

Item 6.  Indemnification of Directors and Officers.

         Article XII of Microsoft's Restated Articles of Incorporation authorizes Microsoft to indemnify any present or former director, officer, employee, or agent of Microsoft, or a person serving in a similar post in another organization at the request of Microsoft, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.08.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

         In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number                      Description
--------------                      -----------

    4                  Microsoft Corporation 1997 Employee Stock Purchase Plan

    5                  Opinion of Counsel regarding legality

    23.1               Consent of Independent Public Accountant

    23.2               Consent of Counsel (included in Exhibit 5)

    24                 Power of Attorney (Contained within Signature Page)

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 12th day of November, 1996.

                                           MICROSOFT CORPORATION

                                           /s/ William H. Gates III
                                           ------------------------------------
                                           William H. Gates III
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                             Dated
                                                                             -----


/s/ William H. Gates III         Chairman, Chief Executive             November 12, 1996
------------------------         Officer, Director (Principal
William H. Gates III             Executive Officer)


/s/ Michael W. Brown             Vice President, Finance; Chief        November 12, 1996
------------------------         Financial Officer (Principal
Michael W. Brown                 Financial and Accounting
                                 Officer)

/s/ Paul G. Allen                Director                              November 12, 1996
------------------------
Paul G. Allen


/s/ Richard A. Hackborn          Director                              November 12, 1996
------------------------
Richard A. Hackborn

/s/ David F. Marquardt           Director                              November 12, 1996
------------------------
David F. Marquardt


/s/ Robert D. O'Brien            Director                              November 12, 1996
------------------------
Robert D. O'Brien


/s/ William G. Reed, Jr.         Director                              November 12, 1996
------------------------
William G. Reed, Jr.


/s/ Jon A. Shirley               Director                              November 12, 1996
------------------------
Jon A. Shirley


/s/ Jill E. Barad                Director                              November 12, 1996
------------------------
Jill E. Barad

                                  EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

     4                Microsoft Corporation 1997 Employee Stock Purchase Plan

     5                Opinion of Counsel regarding legality

     23.1             Consent of Independent Public Accountant

     23.2             Consent of Counsel (included in Exhibit 5)

     24               Power of Attorney (Contained within Signature Page)